Exhibit 99.1
CRITEO REPORTS RECORD THIRD QUARTER 2024 RESULTS

Expects to Return a Record $180 Million of Capital to Shareholders in 2024
Hosting Retail Media Investor Update on November 18, 2024

NEW YORK - October 30, 2024 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and nine months ended September 30, 2024:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	YoY Change	2024	2023	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$459	$469	(2)%	$1,380	$1,383	—%
Gross Profit	$232	$205	13%	$682	$586	16%
Net Income (loss)	$6	$7	(7)%	$43	$(7)	677%
Gross Profit margin	51%	44%	7ppt	49%	42%	7 ppt
Diluted EPS	$0.11	$0.12	(8)%	$0.69	$(0.14)	593%
Cash from operating activities	$58	$20	193%	$89	$63	41%
Cash and cash equivalents	$209	$195	7%	$209	$195	7%

Non-GAAP Results[1]
Contribution ex-TAC	$266	$245	8%	$787	$706	11%
Adjusted EBITDA	$82	$68	20%	$246	$163	51%
Adjusted diluted EPS	$0.96	$0.71	35%	$2.84	$1.66	71%
Free Cash Flow (FCF)	$39	$4	925%	$35	$(32)	212%
FCF / Adjusted EBITDA	47%	6%	41ppt	14%	(19)%	33 ppt

"We are pleased to report another strong quarter with robust growth and solid progress across our strategic initiatives,” said Megan Clarken, Chief Executive Officer of Criteo. “Our momentum is a testament to our team's hard work and the trust our clients place in us. We remain focused on executing our plan to create the world's leading Commerce Media Platform and drive shareholder value.”

Operating Highlights

•Retail Media Contribution ex-TAC grew 23% year-over-year at constant currency2 and same-retailer Contribution ex-TAC3 retention for Retail Media was 120%.
•We expanded our platform adoption to 3,100 brands and 225 retailers and marketplaces, including JCPenney, Office Depot & ODP Business Solutions, Metro AG, Flaschenpost and Rohlik.
•Kinective Media by United Airlines chose Criteo to help power and scale its offsite monetization.
•Performance Media4 Contribution ex-TAC was up 5% year-over-year at constant currency.
•Criteo's activated media spend5 was $4.3 billion in the last 12 months and $1.1 billion in Q3 2024, down (2)% year-over-year at constant currency2.
•We deployed $157 million of capital for share repurchases in the first nine months of 2024, and we expect to return $180 million of capital to shareholders in 2024.
•Criteo was named a Leader in IDC MarketScape's 2024 worldwide retail media network service providers vendor assessment.

___________________________________________________
1 Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
3 Same-retailer Contribution ex-TAC retention is the Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.
4 Beginning with the first quarter of 2024, Criteo changed its segment reporting structure to two reportable segments: Retail Media and Performance Media. See the Form 8-K filed with the SEC on March 4, 2024 for more details.
5 Activated media spend is defined as the media spend activated on behalf of our Retail Media clients and our Performance Media clients.

Financial Summary

Revenue for Q3 2024 was $459 million, gross profit was $232 million and Contribution ex-TAC was $266 million. Net income for Q3 was $6 million, or $0.11 per share on a diluted basis. Adjusted EBITDA for Q3 was $82 million, resulting in an adjusted diluted EPS of $0.96. As reported, revenue for Q3 decreased by (2)%, gross profit increased 13% and Contribution ex-TAC increased by 8%. At constant currency, revenue for Q3 decreased by (2)% and Contribution ex-TAC increased by 9%. Cash flow from operating activities was $58 million in Q3 and Free Cash Flow was $39 million in Q3. As of September 30, 2024, we had $237 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “We delivered strong operating leverage enabled by top-line growth and disciplined cost management in Q3. We enter the holiday season with confidence to deliver double-digit growth and margin expansion for the year while continuing to invest in our transformation.”

Third Quarter 2024 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased by (2)% year-over-year in Q3 2024, or (2)% at constant currency, to $459 million (Q3 2023: $469 million). Gross profit increased by 13% year-over-year in Q3 2024 to $232 million (Q3 2023: $205 million). Gross profit as a percentage of revenue, or gross profit margin, was 51% (Q3 2023: 44%). Contribution ex-TAC in the third quarter increased 8% year-over-year, or increased 9% at constant currency, to $266 million (Q3 2023: $245 million).

•Retail Media revenue increased 22%, or 22% at constant currency, reflecting continued strength in Retail Media onsite. Retail Media Contribution ex-TAC increased 23%, or 23% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Performance Media revenue decreased (5)%, or (5)% at constant currency, and Performance Media Contribution ex-TAC increased 5%, or 5% at constant currency, driven by the continued traction of Commerce Audiences as more clients adopt full funnel activation and resilient Retargeting, partially offset by lower AdTech services and supply.

Net Income (Loss) and Adjusted Net Income

Net income was $6 million in Q3 2024 (Q3 2023: net income of $7 million). Net income allocated to shareholders of Criteo was $6 million, or $0.11 per share on a diluted basis (Q3 2023: net income available to shareholders of $7 million, or $0.12 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $56 million, or $0.96 per share on a diluted basis (Q3 2023: $43 million, or $0.71 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $82 million, representing an increase of 20% year-over-year (Q3 2023: $68 million). This primarily reflects higher Contribution ex-TAC over the period and effective cost management. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 31% (Q3 2023: 28%).

Operating expenses increased by 15% year-over-year to $222 million (Q3 2023: $194 million), mostly driven by planned growth investments. Non-GAAP operating expenses increased by 7% year-over-year to $158 million (Q3 2023: $148 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities was $58 million in Q3 2024 (Q3 2023: $20 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, was $39 million in Q3 2024 (Q3 2023: $4 million). On a trailing 12-month basis, Free Cash Flow was $177 million.

Cash and cash equivalents, and marketable securities, were $237 million, a $(122) million decrease compared to December 31, 2023, after spending $157 million on share repurchases in the nine months ended September 30, 2024.

As of September 30, 2024, the Company had total financial liquidity of approximately $711 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

2024 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of October 30, 2024.

Fiscal year 2024 guidance:
•We now expect Contribution ex-TAC to grow +10% to 11% at constant currency.
•We now expect an Adjusted EBITDA margin of approximately 32% to 33% of Contribution ex-TAC.

Fourth quarter 2024 guidance:
•We expect Contribution ex-TAC between $327 million and $333 million, or year-over-year growth at constant-currency of +3% to +5%.
•We expect Adjusted EBITDA between $114 million and $120 million.

The guidance for the fourth quarter and fiscal year ending December 31, 2024 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.915, a U.S. dollar-Japanese Yen rate of 151, a U.S. dollar-British pound rate of 0.778, a U.S. dollar-Korean Won rate of 1,353 and a U.S. dollar-Brazilian real rate of 5.34.

The guidance assumes that no additional acquisitions are completed during the fourth quarter of 2024.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Retail Media Investor Update

Criteo will webcast its Retail Media investor presentation on November 18, 2024, starting at 8:30 AM ET, 2:30 PM CET. The event will be an opportunity for the Company to provide an update on its Retail Media business and opportunities ahead. It will be accessible via live webcast or on-demand via our Investor site post-event.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, and certain acquisition costs. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, and certain acquisition and integration costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the year ending December 31, 2024, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 23, 2024, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and fluctuating interest rates in the U.S. have impacted Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, October 30, 2024, at 8:00 AM ET, 1:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 800 836 8184
•International:            +1 646 357 8785
•France                080-094-5120

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$208,740	$336,341
Trade receivables, net of allowances of $ 35.1 million and $ 43.3 million at September 30, 2024 and December 31, 2023, respectively	646,283	775,589
Income taxes	9,785	2,065
Other taxes	132,370	109,306
Other current assets	44,879	48,291
Restricted cash	75,250	75,000
Marketable securities - current portion	23,010	5,970
Total current assets	1,140,317	1,352,562
Property, plant and equipment, net	116,866	126,494
Intangible assets, net	170,359	180,888
Goodwill	526,569	524,197
Right of Use Asset - operating lease	110,350	112,487
Marketable securities - non current portion	5,598	16,575
Non-current financial assets	4,957	5,294
Other non-current assets	62,216	60,742
Deferred tax assets	71,128	52,680
Total non-current assets	1,068,043	1,079,357
Total assets	$2,208,360	$2,431,919

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$629,997	$838,522
Contingencies - current portion	1,604	1,467
Income taxes	15,490	17,213
Financial liabilities - current portion	4,753	3,389
Lease liability - operating - current portion	26,159	35,398
Other taxes	83,401	66,659
Employee - related payables	104,095	113,287
Other current liabilities	109,118	104,552
Total current liabilities	974,617	1,180,487
Deferred tax liabilities	3,182	1,083
Defined benefit plans	4,938	4,123
Financial liabilities - non current portion	320	77
Lease liability - operating - non current portion	87,321	83,051
Contingencies - non current portion	31,939	32,625
Other non-current liabilities	20,536	19,082
Total non-current liabilities	148,236	140,041
Total liabilities	1,122,853	1,320,528
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 59,180,216 and 61,165,663 shares authorized, issued and outstanding at September 30, 2024 and December 31, 2023, respectively.	1,970	2,023
Treasury stock, 4,399,179 and 5,400,572 shares at cost as of September 30, 2024 and December 31, 2023 , respectively.	(152,997)	(161,788)
Additional paid-in capital	728,707	769,240
Accumulated other comprehensive income (loss)	(83,345)	(85,326)
Retained earnings	557,072	555,456
Equity - attributable to shareholders of Criteo S.A.	1,051,407	1,079,605
Non-controlling interests	34,100	31,786
Total equity	1,085,507	1,111,391
Total equity and liabilities	$2,208,360	$2,431,919

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue	$458,892	$469,193	$1,380,254	$1,383,143

Cost of revenue
Traffic acquisition cost	(192,789)	(223,798)	(593,170)	(676,913)
Other cost of revenue	(34,171)	(40,268)	(105,084)	(119,812)

Gross profit	231,932	205,127	682,000	586,418

Operating expenses:
Research and development expenses	(85,285)	(62,522)	(211,782)	(193,887)
Sales and operations expenses	(90,823)	(94,572)	(278,734)	(308,325)
General and administrative expenses	(46,222)	(36,599)	(134,590)	(95,306)
Total Operating expenses	(222,330)	(193,693)	(625,106)	(597,518)
Income (loss) from operations	9,602	11,434	56,894	(11,100)
Financial and Other income	(8)	(2,967)	889	2,008
Income (loss) before taxes	9,594	8,467	57,783	(9,092)
Provision for income tax (expense) benefit	(3,450)	(1,832)	(15,014)	1,685
Net income (loss)	$6,144	$6,635	$42,769	$(7,407)

Net income (loss) available to shareholders of Criteo S.A.	$6,245	$6,927	$40,476	$(7,758)
Net income (loss) available to non-controlling interests	$(101)	$(292)	$2,293	$351

Weighted average shares outstanding used in computing per share amounts:
Basic	54,695,112	56,297,666	54,840,650	56,173,218
Diluted	58,430,133	60,172,953	58,909,952	56,173,218

Net income (loss) allocated to shareholders per share:
Basic	$0.11	$0.12	$0.74	$(0.14)
Diluted	$0.11	$0.12	$0.69	$(0.14)

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income (loss)	$6,144	$6,635	$42,769	$(7,407)
Non-cash and non-operating items	53,439	(6,180)	136,013	42,706
- Amortization and provisions	20,810	18,866	67,134	56,288
- Payment for contingent liability on regulatory matters	—	(43,334)	—	(43,334)
- Equity awards compensation expense	34,215	24,012	82,193	76,353
- Net (gain) or loss on disposal of non-current assets	350	(106)	924	(8,903)
- Change in uncertain tax positions	7	153	1,764	(314)
- Net change in fair value of earn-out	15	983	3,202	1,499
- Change in deferred taxes	(24,459)	(4,206)	(16,370)	(24,742)
- Change in income taxes	19,099	(4,392)	(9,321)	(18,007)
- Other	3,402	1,844	6,487	3,866
Changes in working capital related to operating activities	(2,080)	19,159	(90,075)	27,607
- (Increase) / Decrease in trade receivables	2,075	(50,564)	138,595	78,890
- Increase / (Decrease) in trade payables	(17,653)	57,367	(210,863)	(71,190)
- (Increase) / Decrease in other current assets	7,591	8,620	(16,430)	1,968
- Increase / (Decrease) in other current liabilities	5,924	3,329	1,452	17,926
- Change in operating lease liabilities and right of use assets	(17)	407	(2,829)	13
CASH FROM OPERATING ACTIVITIES	57,503	19,614	88,707	62,906
Acquisition of intangible assets, property, plant and equipment	(19,396)	(16,331)	(56,364)	(77,838)
Change in accounts payable related to intangible assets, property, plant and equipment	497	482	3,122	(16,749)
Payment for business, net of cash acquired	—	—	(527)	(6,957)
Proceeds from disposition of investment	—	—	—	9,625
Change in other non-current financial assets	(4,910)	(13)	(5,197)	(12,280)
CASH USED FOR INVESTING ACTIVITIES	(23,809)	(15,862)	(58,966)	(104,199)
Proceeds from exercise of stock options	3,226	251	4,433	1,948
Repurchase of treasury stocks	(54,997)	(28,488)	(157,492)	(103,354)
Cash payment for contingent consideration	—	—	—	(22,025)
Change in other financing activities	(486)	(504)	(1,296)	(1,427)
CASH USED FOR FINANCING ACTIVITIES	(52,257)	(28,741)	(154,355)	(124,858)
Effect of exchange rates changes on cash and cash equivalents	10,855	(3,337)	(2,737)	(12,192)
Net decrease in cash and cash equivalents and restricted cash	(7,708)	(28,326)	(127,351)	(178,343)
Net cash and cash equivalents and restricted cash at beginning of period	291,698	298,183	411,341	448,200
Net cash and cash equivalents and restricted cash at end of period	$283,990	$269,857	$283,990	$269,857

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(11,528)	$(10,276)	$(36,099)	$(41,377)
Cash paid for interest	$(379)	$(439)	$(1,032)	$(1,055)

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

CASH FROM OPERATING ACTIVITIES	$57,503	$19,614	$88,707	$62,906
Acquisition of intangible assets, property, plant and equipment	(19,396)	(16,331)	(56,364)	(77,838)
Change in accounts payable related to intangible assets, property, plant and equipment	497	482	3,122	(16,749)
FREE CASH FLOW (1)	$38,604	$3,765	$35,465	$(31,681)

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	YoY Change	2024	2023	YoY Change

Gross Profit	231,932	205,127	13%	682,000	586,418	16%

Other Cost of Revenue	34,171	40,268	(15)%	105,084	119,812	(12)%

Contribution ex-TAC (1)	$266,103	$245,395	8%	$787,084	$706,230	11%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Segment	2024	2023	YoY Change	YoY Change at Constant Currency (3)	2024	2023	YoY Change	YoY Change at Constant Currency (3)
Revenue
Retail Media	$60,765	$49,813	22%	22%	$166,414	$132,424	26%	26%
Performance Media (1)	398,127	419,380	(5)%	(5)%	1,213,840	1,250,719	(3)%	(1.5)%
Total	458,892	469,193	(2)%	(2)%	1,380,254	1,383,143	—%	1%

Contribution ex-TAC
Retail Media	59,583	48,436	23%	23%	163,618	129,306	27%	26%
Performance Media	206,520	196,959	5%	5%	623,466	576,924	8%	10%
Total (2)	$266,103	$245,395	8%	9%	$787,084	$706,230	11%	13%

(1) Beginning with the first quarter of 2024, Criteo changed its segment reporting structure to two reportable segments: Retail Media and Performance Media. See the Form 8-K filed with the SEC on March 4, 2024 for more details.
(2) Refer to the Non-GAAP Financial Measures section of this filing for a definition of the Non-GAAP metric.
(3) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	YoY Change	2024	2023	YoY Change
Net income (loss)	$6,144	$6,635	(7)%	$42,769	$(7,407)	677%
Adjustments:
Financial (Income) expense	8	2,958	(100)%	(889)	(1,692)	47%
Provision for income taxes	3,450	1,832	88%	15,014	(1,685)	991%
Equity awards compensation expense	34,863	24,323	43%	84,032	78,219	7%
Pension service costs	174	179	(3)%	518	532	(3)%
Depreciation and amortization expense	25,684	24,648	4%	75,679	76,574	(1)%
Acquisition-related costs	1,961	86	NM	1,961	1,281	53%
Net loss contingency on regulatory matters	—	(51)	100%	—	(21,667)	100%
Restructuring, integration and transformation costs	9,717	7,833	24%	27,026	38,998	(31)%
Total net adjustments	75,857	61,808	23%	203,341	170,560	19%
Adjusted EBITDA (1)	$82,001	$68,443	20%	$246,110	$163,153	51%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	YoY Change	2024	2023	YoY Change
Research and Development expenses	$(85,285)	$(62,522)	36%	$(211,782)	$(193,887)	9%
Equity awards compensation expense	21,261	11,938	78%	44,915	44,613	1%
Depreciation and Amortization expense	13,593	9,383	45%	38,196	28,227	35%
Pension service costs	92	95	(3)%	273	281	(3)%
Acquisition-related costs	—	4	(100)%	—	507	(100)%
Restructuring, integration and transformation costs	5,455	3,482	57%	8,164	8,823	(7)%
Non GAAP - Research and Development expenses	(44,884)	(37,620)	19%	(120,234)	(111,436)	8%
Sales and Operations expenses	(90,823)	(94,572)	(4)%	(278,734)	(308,325)	(10)%
Equity awards compensation expense	5,032	6,387	(21)%	16,093	16,814	(4)%
Depreciation and Amortization expense	3,279	3,252	1%	9,649	10,127	(5)%
Pension service costs	26	28	(7)%	78	83	(6)%
Restructuring, integration and transformation costs	855	(391)	319%	5,493	17,010	(68)%
Non GAAP - Sales and Operations expenses	(81,631)	(85,296)	(4)%	(247,421)	(264,291)	(6)%
General and Administrative expenses	(46,222)	(36,599)	26%	(134,590)	(95,306)	41%
Equity awards compensation expense	8,570	5,998	43%	23,024	16,792	37%
Depreciation and Amortization expense	437	564	(23)%	1,325	1,650	(20)%
Pension service costs	56	56	—%	167	168	(1)%
Acquisition-related costs	1,961	82	NM	1,961	774	153%
Restructuring, integration and transformation costs	3,407	4,742	(28)%	13,369	13,165	2%
Net loss contingency on regulatory matters	—	(51)	100%	—	(21,667)	100%
Non GAAP - General and Administrative expenses	(31,791)	(25,208)	26%	(94,744)	(84,424)	12%
Total Operating expenses	(222,330)	(193,693)	15%	(625,106)	(597,518)	5%
Equity awards compensation expense	34,863	24,323	43%	84,032	78,219	7%
Depreciation and Amortization expense	17,309	13,199	31%	49,170	40,004	23%
Pension service costs	174	179	(3)%	518	532	(3)%
Acquisition-related costs	1,961	86	NM	1,961	1,281	53%
Restructuring, integration and transformation costs	9,717	7,833	24%	27,026	38,998	(31)%
Net loss contingency on regulatory matters	—	(51)	100%	—	(21,667)	100%
Total Non GAAP Operating expenses (1)	(158,306)	$(148,124)	7%	(462,399)	(460,151)	—%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	YoY Change	2024	2023	YoY Change

Net income (loss)	$6,144	$6,635	(7)%	$42,769	$(7,407)	677%
Adjustments:
Equity awards compensation expense	34,863	24,323	43%	84,032	78,219	7%
Amortization of acquisition-related intangible assets	8,995	8,692	3%	26,287	26,037	1%
Acquisition-related costs	1,961	86	NM	1,961	1,281	53%
Net loss contingency on regulatory matters	—	(51)	100%	—	(21,667)	100%
Restructuring, integration and transformation costs	9,717	7,833	24%	27,026	38,998	(31)%
Tax impact of the above adjustments (1)	(5,862)	(4,785)	(23)%	(15,048)	(15,067)	—%
Total net adjustments	49,674	36,098	38%	124,258	107,801	15%
Adjusted net income(2)	$55,818	$42,733	31%	$167,027	$100,394	66%

Weighted average shares outstanding
- Basic	54,695,112	56,297,666		54,840,650	56,173,218
- Diluted	58,430,133	60,172,953		58,909,952	60,394,517

Adjusted net income per share
- Basic	$1.02	$0.76	34%	$3.05	$1.79	70%
- Diluted	$0.96	$0.71	35%	$2.84	$1.66	71%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	YoY Change	2024	2023	YoY Change

Gross Profit as reported	$231,932	$205,127	13%	$682,000	$586,418	16%

Other cost of revenue as reported	34,171	40,268	(15)%	105,084	119,812	(12)%

Contribution ex-TAC as reported(2)	266,103	245,395	8%	787,084	706,230	11%
Conversion impact U.S. dollar/other currencies	534	—		9,858	—
Contribution ex-TAC at constant currency	266,637	245,395	9%	796,942	706,230	13%

Traffic acquisition costs as reported	192,789	223,798	(14)%	593,170	676,913	(12)%
Conversion impact U.S. dollar/other currencies	1,164	—		8,253	—
Traffic acquisition costs at constant currency	193,953	223,798	(13)%	601,423	676,913	(11)%

Revenue as reported	458,892	469,193	(2)%	1,380,254	1,383,143	—%
Conversion impact U.S. dollar/other currencies	1,698	—		18,110	—
Revenue at constant currency	$460,590	$469,193	(2)%	$1,398,364	$1,383,143	1%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Nine Months Ended
	2024	2023
Shares outstanding as at January 1,	55,765,091	57,263,624
Weighted average number of shares issued during the period	(924,441)	(1,090,406)
Basic number of shares - Basic EPS basis	54,840,650	56,173,218
Dilutive effect of share options, warrants, employee warrants - Treasury method	4,069,302	—
Diluted number of shares - Diluted EPS basis	58,909,952	56,173,218

Shares issued as at September 30, before Treasury stocks	59,180,216	63,350,663
Treasury stocks as of September 30,	(4,399,179)	(7,094,574)
Shares outstanding as of September 30, after Treasury stocks	54,781,037	56,256,089
Total dilutive effect of share options, warrants, employee warrants	7,238,687	8,341,387
Fully diluted shares as at September 30,	62,019,724	64,597,476

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022

Clients	(7)%	(3)%	17,162	17,744	17,767	18,197	18,423	18,646	18,679	18,990	19,008

Revenue	(2)%	(3)%	458,892	471,307	450,055	566,302	469,193	468,934	445,016	564,425	446,921
Americas	(6)%	(3)%	206,816	212,374	198,365	280,597	219,667	208,463	188,288	281,806	201,274
EMEA	2%	(4)%	161,745	168,496	162,842	189,291	158,756	163,969	160,214	185,125	150,915
APAC	—%	—%	90,331	90,437	88,848	96,414	90,770	96,502	96,514	97,494	94,732

Revenue	(2)%	(3)%	458,892	471,307	450,055	566,302	469,193	468,934	445,016	564,425	446,921
Retail Media	22%	11%	60,765	54,777	50,872	76,583	49,813	44,590	38,021	59,801	41,170
Performance Media	(5)%	(4)%	398,127	416,530	399,183	489,719	419,380	424,344	406,995	504,624	405,751

TAC	(14)%	(6)%	(192,789)	(204,214)	(196,167)	(249,926)	(223,798)	(228,717)	(224,398)	(281,021)	(233,543)
Retail Media	(14)%	30%	(1,182)	(911)	(703)	(2,429)	(1,377)	(1,072)	(669)	(2,719)	(4,277)
Performance Media	(14)%	(6)%	(191,607)	(203,303)	(195,464)	(247,497)	(222,421)	(227,645)	(223,729)	(278,302)	(229,266)

Contribution ex-TAC (1)	8%	—%	266,103	267,093	253,888	316,376	245,395	240,217	220,618	283,404	213,378
Retail Media	23%	11%	59,583	53,866	50,169	74,154	48,436	43,518	37,352	57,082	36,893
Performance Media	5%	(3)%	206,520	213,227	203,719	242,222	196,959	196,699	183,266	226,322	176,485

Cash flow from operating activities	193%	235%	57,503	17,187	14,017	161,340	19,614	1,328	41,964	125,455	41,628

Capital expenditures	19%	(11)%	18,899	21,119	13,224	19,724	15,849	45,519	33,219	14,522	20,307

Net cash position	5%	(3)%	283,990	291,698	341,862	411,257	269,857	298,183	380,663	448,200	407,323

Headcount	—%	—%	3,504	3,498	3,559	3,563	3,487	3,514	3,636	3,716	3,537

Days Sales Outstanding (days - end of month) (2)	4 days	1 days	65	64	66	58	61	69	74	71	78

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.
(2) From September 2023, we have included Iponweb in our calculation of Days Sales Outstanding. Days Sales Outstanding excluding Iponweb would have been 71 days for the same period.